UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2022

VERIS RESIDENTIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2022, Veris Residential, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) had appointed Ms. Amanda Lombard as Chief Accounting Officer of the Company. The appointment is effective as of January 18, 2022 (the “Effective Date”).

Ms. Lombard, age 38, has served since December 2020 as Executive Vice President and Chief Financial Officer at Seritage Growth Properties, a publicly-traded, self-administered and self-managed real estate investment trust that is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. Prior to that, since November 2018, Ms. Lombard served as Seritage’s Chief Accounting Officer. Before joining Seritage, Ms. Lombard served for over eight years at Gramercy Property Trust, which before its acquisition in October 2018 by affiliates of Blackstone Real Estate Partners VIII, was a publicly traded real estate investment trust that specialized in acquiring and managing income-producing industrial real estate leased in growing population centers across the United States. Ms. Lombard served as Gramercy’s Chief Accounting Officer from April-October 2018, its SVP-Corporate Controller from December 2015-April 2018 and its Assistant Controller from July 2010-December 2015. Prior to that, Ms. Lombard held positions with King Street Capital Management and PricewaterhouseCoopers. Ms. Lombard received a Master in Accounting from the University of Michigan’s Stephen M. Ross School of Business in 2006 and a Bachelor of Arts from the University of Michigan in 2005. Ms. Lombard is a CPA.

There is no arrangement between Ms. Lombard and any other persons in connection with Ms. Lombard’s appointment as Chief Accounting Officer (other than the Employment Agreement, as defined and described below), and Ms. Lombard has no family relationship with any director or executive officer of the Company. Ms. Lombard has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The Compensation Committee of the Board (the “Compensation Committee”) approved, and based on the Compensation Committee’s recommendation, the Board approved and ratified, and the Company has entered into, an employment agreement with Ms. Lombard dated as of January 11, 2022 (the “Employment Agreement”) that provides in part as follows:

•	An initial term ending December 31, 2024, subject to automatic annual renewals thereafter unless earlier terminated.
•	An annual base salary of $400,000, subject to potential merit increases (but not decreases) each year.
•	A target annual bonus opportunity of 75% of base salary, with a threshold bonus of 50% of base salary and a maximum bonus of 100% of base salary, in each case based on performance goals to be established annually by the Compensation Committee or the Board.
•	Within 30 days following the Effective Date, Ms. Lombard will receive a one-time cash sign-on bonus of $300,000, subject to repayment if, within one year following the Effective Date, Ms. Lombard’s employment is terminated by the Company with “Cause” or by Ms. Lombard without “Good Reason” (as those terms are defined in the Employment Agreement, which in the case of Good Reason includes her failure to be appointed as the Company’s Chief Financial Officer within 15 months following the Effective Date).
•	Each calendar year while Ms. Lombard is employed, Ms. Lombard will be eligible for an annual long-term incentive award as may be determined in its discretion by the Compensation Committee or the Board under such plans as may be in effect for other senior-level executives, provided that the 2022 award will have a target value of 75% of Ms. Lombard’s base salary. In addition, not later than March 31, 2022, Ms. Lombard will be granted a one-time long-term incentive award with a target value of $150,000, which generally will vest ratably on the first three anniversaries of the date of grant and be subject to other applicable terms under plans as in effect for other senior-level executives.
•	Ms. Lombard generally will also be eligible for other compensation and benefits programs made available to other senior-level executives.
•	Upon an employment termination by reason of death or disability, Ms. Lombard, or her beneficiaries in the case of death, will receive accrued but unpaid base salary, expense reimbursement and benefits under applicable Company benefit plans through the termination date, any earned but unpaid annual bonus for any prior year (collectively the “Accrued Obligations”) and, subject to execution of a release of claims, a prorated annual bonus for the year of termination based on actual performance for the entire year.
•	Upon a termination by the Company without Cause or by Ms. Lombard for Good Reason, Ms. Lombard will be entitled to the Accrued Obligations and, subject to execution of a release of claims, (i) a prorated annual bonus for the year of termination based on actual performance for the entire year, (ii) a lump-sum cash severance payment equal to 1 times (1.5 times if the termination occurs within 3 months prior to or 12 months following a “Change in Control” as defined in the Employment Agreement) the sum of her base salary and annual target bonus and (iii) up to 12 months of continued payment of the employer portion of the cost of medical coverage for Ms. Lombard and her dependents.
•	The treatment of long-term incentive awards (including any equity awards) upon termination of employment will be governed by the terms of the plan or award agreement applicable to such award.

Under the Employment Agreement, Ms. Lombard will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during her employment and for 1 year following termination of employment (provided that the non-competition period shall be reduced to 6 months upon termination by Ms. Lombard following her failure to be appointed the Company’s Chief Financial Officer within 15 months following the Effective Date), and perpetual confidentiality and non-disparagement covenants.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

David Smetana, the Company’s Chief Financial Officer, has decided to leave the Company upon the expiration of his employment agreement with the Company effective December 31, 2022.  It is expected that Ms. Lombard will transition to the role of Chief Financial Officer of the Company upon Mr. Smetana’s departure.

Effective, January 12, 2022, the Company terminated the employment of its Chief Accounting Officer, Mr. Giovanni M. DeBari, who is succeeded by Ms. Lombard.

Item 7.01	Regulation FD Disclosure.

On January 12, 2022, the Company issued a press release announcing the appointment of Ms. Lombard as its Chief Accounting Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title

10.1	Executive Employment Agreement, dated January 11, 2022, by and between Amanda Lombard and Veris Residential, Inc.
99.1	Press Release of Veris Residential, Inc., dated January 12, 2022.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIS RESIDENTIAL, INC.
Dated: January 12, 2022
	By:	/s/ Mahbod Nia
Mahbod Nia
Chief Executive Officer